Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR CONTACT: David Jones Executive Vice President and Chief Financial Officer 865-293-5299 MEDIA CONTACT: Pat Ball Senior Vice President Strategic Resources Group 865-293-5352

TeamHealth Stockholders Approve Acquisition By Funds Affiliated with Blackstone

KNOXVILLE, Tenn., Jan. 11, 2017 – Team Health Holdings, Inc. (“TeamHealth” or the “Company”) (NYSE: TMH), a leading physician services organization, today announced that its stockholders approved the acquisition of TeamHealth by funds affiliated with Blackstone and certain co-investors at its special meeting of stockholders held today. Subject to the satisfaction of the remaining customary closing conditions, TeamHealth expects the transaction to close in the first quarter of 2017. Upon the closing of the transaction, TeamHealth stockholders will be entitled to receive $43.50 per share in cash.

About TeamHealth

At TeamHealth (NYSE: TMH), our purpose is to perfect physicians’ ability to practice medicine, every day, in everything we do. Through our more than 20,000 affiliated healthcare professionals and advanced practice clinicians, TeamHealth offers outsourced emergency medicine, hospital medicine, critical care, anesthesiology, orthopedic hospitalist, acute care surgery, obstetrics and gynecology hospitalist, ambulatory care, post-acute care and medical call center solutions to approximately 3,300 acute and post-acute facilities and physician groups nationwide. Our philosophy is as simple as our goal is singular: we believe better experiences for physicians lead to better outcomes—for patients, hospital partners and physicians alike. Join our team; we value and empower clinicians. Partner with us; we deliver on our promises. Learn more at http://www.teamhealth.com.

The term “TeamHealth” as used throughout this release includes Team Health Holdings, Inc., its subsidiaries, affiliates, affiliated medical groups and providers, all of which are part of the TeamHealth organization. “Providers” are physicians, advanced practice clinicians and other healthcare providers who are employed by or contract with subsidiaries or affiliated entities of Team Health Holdings, Inc. All such providers exercise independent clinical judgment when providing patient care. Team Health Holdings, Inc. does not have any employees, does not contract with providers and does not practice medicine.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the acquisition of the Company by funds affiliated with Blackstone (the “acquisition”) being completed within the anticipated timeframe or at all, the realization of the expected benefits of the acquisition, the Company’s and the combined business’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this communication or in other statements attributable to the Company are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such “forward-looking statements,” include but are not limited to the occurrence of any event that could give rise to a termination of the merger agreement between the Company and affiliates of Blackstone, the risks that the proposed acquisition disrupts current plans and operations, current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company’s forward looking statements speak only as of the date hereof and the date they are made. The Company disclaims any intent or obligation to update “forward looking statements” made in this communication to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.